UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement
On April 10, 2020, the Board of Directors (the “Board”) of Groupon, Inc. (the “Company”), a Delaware corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Stock”) at a price of $5.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement (defined below). The dividend is payable to stockholders of record at the close of business on April 20, 2020 (the “Record Date”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 10, 2020, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Board adopted the Rights Agreement to ensure that the Board remains in the best position to perform its fiduciary duties and to enable all stockholders of the Company to receive fair and equal treatment. The Rights Agreement is also intended to protect the Company and its stockholders from efforts to obtain control of the Company that the Board determines are not in the best interests of the Company. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board.

On April 13, 2020, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

A summary of the terms of the Rights Agreement is attached as Exhibit 99.2 and incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition
The information set forth under Item 8.01 below with respect to the Company’s preliminary first quarter 2020 results is incorporated by reference into this Item 2.02.

Item 2.05 Costs Associated with Exit or Disposal Activities
On April 6, 2020, the Board approved multi-phase restructuring actions relating to the Company’s previously announced strategy and as part of the Company’s cost cutting measures implemented in response to the impact of the novel coronavirus (“Covid-19”) pandemic, as further discussed below. The Company expects to incur total pre-tax charges of up to $105 million in connection with these multi-phase restructuring actions.

The first phase of these restructuring actions is expected to include an overall reduction of approximately 1,400 positions globally, with a majority of these reductions expected to occur by the end of the second quarter 2020 and the remainder by July 2021. This workforce reduction will flatten the organizational structure and includes a consolidation of responsibilities at the Vice President level and higher that will result in lower related executive costs. The Company estimates it will incur pre-tax charges of $47 to $55 million in connection with the first phase of its restructuring actions. The majority of these pre-tax charges are expected to be paid in cash and primarily relate to employee severance and compensation benefits, facility exit costs and professional advisory fees. The remainder of the pre-tax charges are expected to include non-cash impairment charges. The Company estimates that it will realize annualized run-rate savings of over $140 million as a result of the first phase of its restructuring actions. The Company plans to begin the next phase of its restructuring actions by the end of the third quarter 2020, and anticipates that such actions will include additional position reductions, facilities exit costs and non-cash impairment charges.

The Company intends to exclude the restructuring charges from its non-GAAP financial metrics, including Adjusted EBITDA and non-GAAP EPS.

Item 3.03 Material Modifications to Rights of Security Holders
The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01 Other Events
Impact of Covid-19

In light of the evolving and uncertain nature of Covid-19, the Company is reporting that outlook-related commentary in its last earnings call on February 19, 2020 and included in its related earnings release dated February 18, 2020, is under evaluation. The restrictions on everyday activities around the world have resulted in significant disruption of the Company’s operations. The Company’s business relies on customers’ purchases of vouchers for local experiences, including events and activities, beauty and wellness, and dining. The temporary closure of businesses including restaurants and bars, event venues, and spas, resulted in a material deterioration in the Company’s performance in March 2020. This negative impact on the Company’s business is expected to continue at least as long as customer behavior remains impacted by governmental measures being implemented to control the spread of the virus, including quarantines, travel restrictions, business shutdowns and restrictions on the movement of people in the United States and abroad.

The Company expects to continue executing on its previously announced strategic plan to focus on its Local experiences marketplace, however, the ability to achieve the anticipated benefits of this strategy within the expected timeframe, or at all, may be materially impacted by the widespread effects of Covid-19. In addition, in light of the significant decrease in demand for Local experiences, Groupon is continuing to leverage its Goods category, while streamlining its cost structure globally.

First Quarter 2020 Local Unit Performance

Local units in North America grew 9% year-over-year in January 2020 and 5% in February 2020 compared with an 11% decline in the fourth quarter of 2019. Local units in International grew 4% year-over year in January 2020 and 10% in February 2020 compared with 4% growth in the fourth quarter of 2019. Local units on a Consolidated basis grew 7% year-over-year in both January 2020 and February 2020 compared with a 6% decline in the fourth quarter of 2019.

In March 2020, however, the Company’s Local category was significantly impacted by measures taken by governmental authorities around the world to control the spread of Covid-19. As a result, in March 2020, Local units declined 49% year-over-year in North America, 52% year-over-year in International, and 50% year-over-year on a Consolidated basis. Local unit performance deteriorated throughout the month of March and into April as more stringent guidelines were implemented that increasingly limited consumer and merchant interaction. The Company estimates that April month-to-date Local unit performance in North America and International is down over 70% and 80%, respectively, year-over-year. Given this decline, the fact that many of the Company’s markets are still under “shelter-in-place” and uncertainty as to how long this situation will persist, the Company is taking actions assuming these compressed levels of local spending will continue for the remainder of 2020.

For the first quarter 2020, Local units declined 13% year-over-year in North America, International, and on a Consolidated basis. As a reminder, the Company reports units on a gross basis prior to the consideration of customer refunds. The Company does not intend to routinely provide monthly unit performance disclosures going forward. As units are not always a good proxy for gross billings, see the section below for gross billings for the first quarter 2020.

In addition, the Company experienced a significant increase in refunds in the first quarter of 2020, which will have a negative impact on the Company’s reported financial results for the first quarter and potentially the remainder of 2020, both as it relates to refunds booked within the period and as it relates to increases in the Company’s refund reserve.

Preliminary First Quarter Results

For the first quarter 2020, the Company expects gross billings to be between $775 million and $835 million, revenue to be between $345 million and $385 million, gross profit to be between $175 million and $215 million, and Adjusted EBITDA to be between $(55) million and $(15) million. These ranges include estimates and assumptions regarding reserves, particularly the refund reserve. These estimates and assumptions could differ from actual results. Given the significant level of uncertainty around the impact of Covid-19 and timeline for businesses and consumers around the globe to resume normal activity, it is unclear how long the Company’s financial results will be negatively impacted. In addition, the Company is assessing potential impairment of investments, goodwill and other long-lived assets, which in the aggregate were $699 million as of December 31, 2019, as required in accordance with U.S. GAAP. This assessment is likely to result in the recording of material and significant impairment charges in the first quarter 2020.

Balance Sheet Update

The Company’s cash balance was approximately $665 million as of March 31, 2020, which includes a draw down of $150 million on its revolving credit facility. Accrued merchant and supplier payables are estimated to be $315 million as of March 31, 2020. The Company has implemented a number of cash-preserving and cost-reduction measures in order to maintain sufficient balance sheet liquidity, which are described in more detail in the near-term action plan below.

Near-Term Action Plan

In the near-term, the Company is prioritizing opportunities to help merchants weather these uncertain times. It is working closely with merchants to help them adapt their business models and highlight offers that customers can enjoy right now, like pickup services, online courses, online fitness, meal prep subscriptions, wine delivery and more. Additionally, the Company recently launched its #HelpSaveLocal initiative in North America encouraging customers to purchase vouchers to support local businesses. A similar initiative will be launched soon in the Company’s International markets.

The Company believes local merchants, who are facing unprecedented declines in their business, should need the services of Groupon more than ever. Given the Company’s ability to highlight merchants and the deals they are willing to offer, and attract customers who buy a deal today that they are willing to use tomorrow, the Company believes it will have a unique opportunity over the next several quarters to attract high quality merchants and customers back to its platform.

In light of significant declines in consumer demand for local services due to Covid-19, the Company is leveraging its Goods category in the near term. The Company now intends to phase down the Goods category and shift towards a third-party marketplace model, instead of fully exiting the category. In this third-party marketplace model, merchants assume the responsibility for fulfillment and returns. Following this transition, goods revenue is expected to be recorded on a net basis, consistent with the Local and Travel categories. The Company expects this transition to be largely complete by the end of this year, with meaningful progress expected in Q2.

As noted in the discussion of the restructuring actions above, the Company believes it can expand its cost savings beyond the goals of approximately $75 million related to its phase down of the Goods category and $50 million or more of potential additional SG&A savings disclosed on its last earnings call on February 19, 2020. In addition to its restructuring actions, Groupon has taken several other steps to reduce costs and preserve cash in the near-term, including, among others:

•	implementing a hiring freeze

•	eliminating merit increases

•	foregoing cash compensation in lieu of equity compensation for the remainder of 2020 for all non-executive Board directors

•	reducing marketing expense by significantly shortening payback thresholds and delaying brand marketing investments

•	furloughing staff, including a significant portion of its sales teams

•	continuing to transition merchants to redemption payment terms, instead of fixed payment terms

•	continuing to sell Goods where strategic, particularly as a third-party marketplace partner, instead of fully exiting this category as quickly as possible

In total, the Company expects to terminate or furlough approximately 2,800 employees (inclusive of the first phase of restructuring actions described above), with a majority of these actions occurring in the second quarter 2020, and it will continue to evaluate its cost structure, including additional workforce reductions and country footprint as part of the second phase of its restructuring actions.

Form 10-Q Filing

Covid-19 has caused disruptions in the Company’s day-to-day activities, including limiting the Company’s access to its facilities and certain technology systems that the Company’s staff relies on to efficiently perform work on its Quarterly Report on Form 10-Q. This, in turn, delays the Company’s ability to complete the Quarterly Report for the quarter ended March 31, 2020 (the “Quarterly Report”). As a result, the Company will be relying on the Securities and Exchange Commission’s (the “SEC”) Orders under Section 36 of the Securities and Exchange Act of 1934, as amended, dated March 4, 2020 and March 25, 2020 (Release Nos. 34-88318 and 34-88465) to delay the filing of its Quarterly Report. The Company expects to file the Quarterly Report in June 2020 (but in any event no later than June 25, 2020 which is 45 days from the Quarterly Report’s original filing deadline of May 11, 2020).

Risk Factor Update

In addition, in light of the rapidly evolving Covid-19 outbreak, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Accordingly, the Company’s risk factor disclosure is hereby updated as follows:

Pandemics or disease outbreaks, such as the novel coronavirus (Covid-19), have and are expected to continue to materially affect our business, results of operations and financial condition.

Any outbreaks of contagious diseases and other adverse public health developments could have a material and adverse effect on our business, results of operations and financial condition. For example, the recent outbreak of Covid-19, which was declared by the World Health Organization in March 2020 to be a pandemic, has resulted in significant governmental measures being implemented to control the spread of the virus, including quarantines, travel restrictions, business shutdowns and restrictions on the movement of people in the United States and abroad.  The Company’s business has been adversely affected in jurisdictions that have imposed mandatory closures of its merchants, sought voluntary closures or imposed restrictions on operations of our merchants or activities of consumers, and the continued implementation of such measures may further adversely affect its business. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or significant health risk may adversely affect the Company’s business. The outbreak and the preventive or protective actions that governments or the Company’s merchants and consumers have taken and may in the future take in response to Covid-19 has resulted, and may continue to result, in a period of business disruption, reduced voucher sales and increased refunds.

Such risks could also adversely affect consumers’ financial condition, resulting in reduced spending on vouchers and increased refunds, even after restrictions to everyday activities are lifted. Covid-19 may also materially adversely affect the Company’s ability to implement its strategy to focus on growing our local marketplace.

Further, the deterioration in the Company’s business and financial performance as a result of Covid-19 could result in noncompliance with certain financial covenants contained in its credit agreement, which could give rise to an event of default and entitle the lenders to accelerate the indebtedness outstanding thereunder and terminate the Company’s ability to borrow in the future.  Any such acceleration would give rise to an event of default under the convertible notes, entitling the holder thereof to declare the notes immediately due and payable. There can be no assurance that the Company will be able to obtain a waiver of any such defaults on acceptable terms or at all.

In addition, the market volatility resulting from the Covid-19 pandemic has caused a decline in the Company’s stock price. Its failure to meet the continued listing requirements of The Nasdaq Global Select Market (“Nasdaq”), including the minimum closing bid price requirement, could result in a delisting of its common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair shareholders’ ability to sell or purchase the Company's common stock. The Company has announced a proposal to effect a reverse stock split of its common stock, subject to stockholder approval at the 2020 annual shareholder meeting, to help mitigate this risk.

These and other potential impacts of Covid-19 (or other epidemics, pandemics or other health crises) have and are expected to continue to adversely affect the Company’s business, financial condition and results of operations. The ultimate extent of the impact of Covid-19 or any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of Covid-19 and the actions taken to contain Covid-19 and address its impact, among others.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy, including the planned phase down of the Goods category; volatility in our operating results; effects of pandemics or disease outbreaks, including Covid-19, on our business; execution of our marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union, retaining and adding high quality merchants; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; our voucherless offerings; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings with the SEC, copies of which may be obtained by visiting the Company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of the date of this Current Report. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report to conform these statements to actual results or to changes in our expectations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
Exhibit No.	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Groupon, Inc.
4.1	Rights Agreement, dated as of April 10, 2020 between Groupon, Inc. and Computershare Trust Company, N.A. as Right Agent.
99.1	Press release dated April 13, 2020
99.2	Summary of Terms of Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: April 13, 2020
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Chief Financial Officer